Exhibit 4.2

Execution Version

MASTEC, INC.

TO

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

As Trustee

TWENTY-FIRST SUPPLEMENTAL INDENTURE

Dated as of June 10, 2024 to the

INDENTURE

Dated as of June 5, 2009

5.900% SENIOR NOTES DUE 2029

i

Section 4.04	Compliance Certificate	26
Section 4.05	Limitation on Liens	27
Section 4.06	Compliance with Laws	31
Section 4.07	Repurchase of Notes upon a Change of Control Triggering Event	31
Section 4.08	Limitation on Sale and Leasebacks	34

ARTICLE 5

SUCCESSORS

Section 5.01	Consolidation, Merger and Sale of Assets	34

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01	Events of Default	35
Section 6.02	Acceleration	36
Section 6.03	Other Remedies	37
Section 6.04	Waiver of Past Defaults	37
Section 6.05	Control by Majority	37
Section 6.06	Limitation on Suits	38
Section 6.07	Priorities	38
Section 6.08	Unconditional Right of Holders to Receive Principal of or Premium, if any, or Interest on the Notes	39
Section 6.09	Additional Provisions Applicable to Events of Default	39

ARTICLE 7

[RESERVED]

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01	Legal Defeasance and Covenant Defeasance	39
Section 8.02	Conditions to Legal Defeasance or Covenant Defeasance	40
Section 8.03	Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions	41
Section 8.04	Repayment to the Company	42
Section 8.05	Reinstatement	42

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01	Without Consent of Holders of Notes	42
Section 9.02	With Consent of Holders of Notes	44

ii

EXHIBITS

Exhibit A	FORM OF GLOBAL NOTE

iii

THIS TWENTY-FIRST SUPPLEMENTAL INDENTURE (the “Supplemental Indenture”), dated as of June 10, 2024 between MASTEC, INC., a Florida corporation (the “Company”), and U.S. Bank Trust Company, National Association, a national banking association, as Trustee hereunder (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company, the guarantors parties thereto and the Trustee are parties to an Indenture dated as of June 5, 2009 (the “Base Indenture” and, together with this Supplemental Indenture, the “Indenture”) providing, among other things, for the issuance by the Company from time to time of its senior debt securities evidencing its unsecured and unsubordinated indebtedness, in an unlimited aggregate principal amount, in one or more series (collectively, the “Securities” and each, a “Security”);

WHEREAS, Section 901(7) of the Base Indenture provides for the Company and the Trustee to enter into indentures supplemental to the Base Indenture to establish the form and terms of Securities of any series, as provided by Sections 201 and 301 of the Base Indenture, without the consent of the Holders of any Securities;

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issue of $550,000,000 aggregate principal amount of 5.900% Senior Notes due 2029 (the “Initial Notes”);

WHEREAS, in order to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Board of Directors of the Company has duly authorized the execution and delivery of this Supplemental Indenture;

WHEREAS, the Notes and the certificate of authentication to be borne by the Notes are to be substantially in the forms hereinafter provided for;

WHEREAS, all acts and things necessary to make this Supplemental Indenture a valid agreement of the Company according to its terms have been done and performed; and

WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee as provided in the Indenture and this Supplemental Indenture, the valid and binding obligations of the Company have been done and performed.

NOW, THEREFORE, WITNESSETH:

For and in consideration of the premises and of the covenants contained herein and in the Base Indenture, the Company and the Trustee covenant and agree, for the equal and proportionate benefit of all Holders of the Notes issued on or after the date of this Supplemental Indenture, as follows:

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01 Relationship to Base Indenture.

The changes, modifications and supplements to the Base Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and shall only govern the terms of, the Notes, which may be issued from time to time, and shall not apply to any other Securities that may be issued under the Base Indenture unless a supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications and supplements. Capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Base Indenture. The provisions of this Supplemental Indenture shall supersede any corresponding or conflicting provisions and definitions in the Base Indenture, and the Base Indenture shall remain in full force and effect to the extent not so modified. The provisions of Articles Twelve, Fifteen and Sixteen of the Base Indenture shall not apply to the Notes issued pursuant to this Supplemental Indenture.

Section 1.02 Additional Definitions. For purposes of this Supplemental Indenture and the Notes, the following terms have the meanings assigned to them below. In the event that any term defined below was defined in the Base Indenture, the definition set forth below shall supersede any such definition for purposes of this Supplemental Indenture and the Notes.

“Additional Notes” means additional Notes (other than the Initial Notes) issued under this Indenture in accordance with Sections 2.02 and 2.09 hereof, as part of the same series as the Initial Notes.

“Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Attributable Indebtedness” with respect to a Sale/Leaseback Transaction means, as of the time of determination, (i) if the obligation with respect to such Sale/Leaseback Transaction is a Finance Lease Obligation, the amount of such obligation determined in accordance with GAAP and included in the financial statements of the lessee or (ii) if the obligation with respect to such Sale/Leaseback Transaction is not a Finance Lease Obligation, the total Net Amount of Rent required to be paid by the lessee under such lease during the remaining term thereof (including any period for which the lease has been extended), discounted from the respective due dates thereof to such determination date at the rate per annum borne by the notes compounded semi-annually.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Board of Directors” means, with respect to any Person, the Board of Directors of such Person or any duly authorized committee of such Board of Directors. Unless otherwise indicated, the “Board of Directors” refers to the Board of Directors of the Company.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions are authorized or required by law to close in the state of New York State.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether outstanding on the Issue Date or issued thereafter, including, without limitation, all common stock and preferred stock.

“Change of Control” means:

(1) such time as the Company becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act as in effect on the Issue Date), other than one or more Permitted Holders or a Parent Entity, that is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 of the Exchange Act as in effect on the Issue Date) of more than 50% of the total voting power of the Voting Stock of the Company; provided that (x) so long as the Company is or becomes a Subsidiary of any Parent Entity, no person shall be deemed to be or become a beneficial owner of more than 50% of the total voting power of the Voting Stock of the Company unless such person shall be or become a beneficial owner of more than 50% of the total voting power of the Voting Stock of such Parent Entity (other than a Parent Entity that is a Subsidiary of another Parent Entity) and (y) any Voting Stock of which any Permitted Holder is the beneficial owner shall not in any case be included in any Voting Stock of which any such person is the beneficial owner; or

(2) the sale or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to a Person (other than the Company or any of its Subsidiaries or one or more Permitted Holders) and any “person” (as defined in clause (1) above), other than one or more Permitted Holders or any Parent Entity, is or becomes the “beneficial owner” (as so defined) of more than 50% of the total voting power of the Voting Stock of the transferee Person in such sale or transfer of assets, as the case may be; provided that (x) so long as the Company is or becomes a Subsidiary of any Parent Entity, no person shall be deemed to be or become a beneficial owner of more than 50% of the total voting power of the Voting Stock of the Company unless such person shall be or become a beneficial owner of more than 50% of the total voting power of the Voting Stock of such Parent Entity (other than a Parent Entity that is a Subsidiary of another Parent Entity) and (y) any Voting Stock of which any Permitted Holder is the beneficial owner shall not in any case be included in any Voting Stock of which any such Person is the beneficial owner.

Notwithstanding the preceding or any provision of Section 13d-3 of the Exchange Act, (i) a Person or group shall not be deemed to beneficially own Voting Stock subject to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the Voting Stock in connection with the transactions contemplated by such agreement, (ii) if any group includes one or more Permitted Holders, the issued and outstanding Voting Stock of the Company owned, directly or indirectly, by any Permitted Holders that are part of such group shall not be treated as being beneficially owned by such group or any other member of such group for purposes of determining whether a Change of Control has occurred, (iii) a Person or group will not be deemed to beneficially own the Voting Stock of another Person as a result of its ownership of Voting Stock or other securities of such other Person’s parent entity (or related contractual rights) unless it owns 50% or more of the total voting power of the Voting Stock entitled to vote for the election of directors of such parent entity having a majority of the aggregate votes on the board of directors (or similar body) of such parent entity and (iv) the right to acquire Voting Stock (so long as such Person does not have the right to direct the voting of the Voting Stock subject to such right) or any veto power in connection with the acquisition or disposition of Voting Stock will not cause a party to be a beneficial owner.

“Change of Control Triggering Event” means (i) the rating of the Notes by both Rating Agencies is lowered at any time during the period (the “Trigger Period”) commencing on the earlier of (a) the occurrence of a Change of Control and (b) the first public announcement by us of any Change of Control (or pending Change of Control), and ending 60 days following consummation of such Change of Control (which Trigger Period will be extended following consummation of a Change of Control for so long as either Rating Agency has publicly announced that it is considering a possible ratings downgrade), and (ii) the Notes are rated below Investment Grade by both Rating Agencies on any day during the Trigger Period.

Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

“Clearstream” means Clearstream Banking, S.A. and any successor thereto.

“Company” has the meaning assigned to it in the preamble to this Indenture. All references to the Company shall include any and all successors thereto.

“Consolidated Net Tangible Assets” means, as of any date of determination, the sum of the amounts that would appear on a consolidated balance sheet of the Company and its Subsidiaries for the total assets (less accumulated depreciation and amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, after giving effect to purchase accounting and after deducting therefrom, to the extent included in total assets, in each case as determined on a consolidated basis in accordance with GAAP (without duplication): (i) the aggregate amount of liabilities of the Company and its Subsidiaries that may properly be classified as current liabilities (including taxes accrued as estimated) (excluding the amount of those which are by their terms extendable or renewable at the option of the obligor to a date more than twelve months after the date as of which the amount is being determined); (ii) current Indebtedness and current maturities of long-term Indebtedness; (iii) minority interests in the Company’s Subsidiaries held by Persons other than the Company or a Wholly Owned Subsidiary of the Company; and (iv) unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system, and any successor thereto.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Existing Stockholders” means (a) Jorge Mas, Jose R. Mas and any spouse or lineal descendant of Jorge Mas or Jose R. Mas or any spouse of any such lineal descendant and (b) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of the Persons referred to in clause (a).

“Finance Lease Obligation” means an obligation that is required to be accounted for as a finance lease (and, for the avoidance of doubt, not an operating lease) for financial reporting purposes in accordance with GAAP. At the time any determination thereof is to be made, the amount of the liability in respect of a finance lease would be the amount required to be reflected as a liability on the balance sheet (excluding the footnotes thereto) in accordance with GAAP.

“GAAP” means generally accepted accounting principles in the United States as in effect as of the Issue Date, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in this Indenture will be computed in conformity with GAAP consistently applied

“Global Note Legend” means the legend set forth in Section 2.06(f) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the global notes deposited with or on behalf of and registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.01 or 2.06(d) hereof.

“Henkels & McCoy Property” means those certain properties located at 2840 Fiscus Street, Pomona, California 91766 and 985 Jolly Road, Blue Bell, Pennsylvania 19422, including any improvements now or hereafter located thereon.

“Holding Company” means any Person so long as such Person directly or indirectly holds 100% of the total voting power of the Voting Stock of the Company, and at the time such Person acquired such voting power, no Person and no “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any such group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) (other than any Permitted Holder), shall have beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of such Person.

“Initial Notes” has the meaning assigned to it in the preamble to this Indenture.

“Issue Date” means June 10, 2024.

“Interest Payment Date” means June 15 and December 15 of each year, commencing on December 15, 2024.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s), a rating of BBB– or better by S&P (or its equivalent under any successor rating category of S&P) and the equivalent investment grade credit rating from any replacement rating agency or rating agencies selected by us under the circumstances permitting us to select a replacement agency and in the manner for selecting a replacement agency, in each case as set forth in the definition of “Rating Agencies.”

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Management Stockholders” means the members of management of the Company (or any Parent Entity) or its Subsidiaries who are holders of Capital Stock of the Company or of any Parent Entity on the Issue Date.

“Moody’s” means Moody’s Investors Service, Inc., and any successor to its rating agency business.

“Net Amount of Rent” as to any lease for any period means the aggregate amount of rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges. In the case of any lease that is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as payable under such lease subsequent to the first date upon which it may be so terminated.

“Notes” means (a) the Initial Notes and (b) any Additional Notes that may be issued after the date hereof in accordance with this Indenture. The Initial Notes and any Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Controller, the Treasurer or the Secretary of such Person.

“Officers’ Certificate” means a certificate signed by two Officers of the Company. One of the officers executing an Officers’ Certificate in accordance with Section 4.04 hereof shall be the Chief Executive Officer, Chief Financial Officer or Chief Operating Officer of the Company.

“Opinion of Counsel” means an opinion from legal counsel that meets the requirements of Section 13.05 hereof. The counsel may be an employee of or counsel to the Company or any Subsidiary of the Company.

“Parent Entity” means any direct or indirect parent of the Company.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Permitted Holders” means, collectively, (i) the Existing Stockholders, (ii) the Management Stockholders (including any Management Stockholders holding Capital Stock through an equityholding vehicle), (iii) any Person who is acting solely as an underwriter in connection with a public or private offering of Capital Stock of any Parent Entity or the Company, acting in such capacity, (iv) any “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing, any Holding Company, Permitted Plan or any Person or group that becomes a Permitted Holder specified in the last sentence of this definition are members and any member of such group; provided that, in the case of such group and without giving effect to the existence of such group or any other group, Persons referred to in subclauses (i) through (iii), collectively, have beneficial ownership of more than 50% of the total voting power of the Voting Stock of the Company or any Parent Entity held by such group, (v) any Holding Company and (vi) any Permitted Plan. Any Person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made or waived in accordance with the requirements of this Indenture, will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

“Permitted Plan” means any employee benefits plan of the Company or any of its Affiliates and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Principal Property” means any manufacturing plant or other similar facility (including Production Machinery and Equipment located thereon), corporate office, equipment yard, maintenance facility, training facility or warehouse owned by the Company or any Subsidiary, which is located within the United States (excluding its territories and possessions), in each case having a net book value in excess of 1% of Consolidated Net Tangible Assets other than (i) any such plant, facility or property which the Company’s Board of Directors determines in good faith is not of material importance to the total business conducted, or assets owned, by the Company and its Subsidiaries as an entirety or (ii) any portion of any such plant, facility or property which the Company’s Board of Directors determines in good faith not to be of material importance to the use or operation thereof; provided that the term “Principal Property” shall not include any direct or indirect legal, beneficial or equitable interest in the Henkels & McCoy Property.

“Production Machinery and Equipment” means production machinery and equipment in such Principal Property used directly in the production of the Company’s or any Subsidiary’s products.

“Prospectus Supplement” means that certain prospectus supplement, dated June 5, 2024, relating to the offering of the Initial Notes issued on the Issue Date.

“Rating Agencies” means Moody’s and S&P; provided that if any of Moody’s or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of the Company’s control, the Company may appoint another “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act as a replacement for such Rating Agency with respect to the Notes (any such replacement Rating Agency, a “Substitute Rating Agency”).

“Record Date” for the interest payable on any applicable Interest Payment Date means June 1 and December 1 immediately preceding such Interest Payment Date (whether or not a Business Day).

“Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Office of the Trustee (or any successor group of the Trustee) having direct responsibility for performing the Trustee’s duties under this Indenture and for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer of the Trustee (or any successor group of the Trustee) to whom such matter is referred because of such Person’s knowledge of and familiarity with the particular subject and who is directly responsible for performing the Trustee’s duties under this Indenture and for the administration of this Indenture.

“Restricted Subsidiary” means any Subsidiary of the Company, substantially all of the assets of which are located in the United States (excluding its territories and possessions) that at the time, directly or indirectly, through one or more Subsidiaries or in combination with one or more other Subsidiaries or the Company, owns a Principal Property; provided, however, that any Subsidiary that transacts any substantial portion of its business and regularly maintains any substantial portion of its fixed assets outside of the United States (excluding its territories and possessions) shall not be deemed to be a “Restricted Subsidiary.”

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and any successor to its rating agency business.

“Sale/Leaseback Transaction” means an arrangement relating to property owned on the date of issuance of the notes or thereafter acquired whereby the Company or any of its Restricted Subsidiaries transfers such property to a Person and the Company or any of its Restricted Subsidiaries subsequently leases such property from such Person other than (1) leases for a term, including renewals at the option of the lessee, of not more than three years, (2) leases between the Company and a Subsidiary or between Subsidiaries and (3) leases of a property executed by the time of, or within twelve months after the latest of, the acquisition, the completion of construction or improvement, or the commencement of commercial operation of such property.

“SEC” means the United States Securities and Exchange Commission or any successor agency.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Significant Subsidiary” means, at any date of determination, any Restricted Subsidiary that, together with its Subsidiaries, (1) for the most recent fiscal year of the Company, accounted for more than 10% of the consolidated revenues of the Company and its Restricted Subsidiaries or (2) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Company and its Restricted Subsidiaries, all as set forth on the most recently available consolidated financial statements of the Company for such fiscal year.

“Subsidiary” of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person; provided, however, that any Person the accounts of which are not consolidated with those of the Company in its consolidated financial statements prepared in accordance with GAAP shall not be deemed to be a “Subsidiary” of the Company.

“TIA” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the

Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than the Remaining Life and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than the Remaining Life or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If, on the third business day preceding the redemption date, H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date, but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

“Trustee” means U.S. Bank Trust Company, National Association, a national banking association, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“U.S. Government Obligations” means securities that are (1) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof at any time prior to the Stated Maturity of the Notes, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

“Wholly Owned” means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director’s qualifying shares or Investments by foreign nationals mandated by applicable law) by such Person or one or more Wholly Owned Subsidiaries of such Person.

Section 1.03 Other Definitions.

Term	Defined in Section
“Alternate Offer”	4.07
“Authentication Order”	2.02
“Change of Control Offer”	4.07
“Change of Control Payment”	4.07
“Change of Control Payment Date”	4.07
“Covenant Defeasance”	8.01
“DTC”	2.06
“Event of Default”	6.01
“incorporated provision”	13.01
“Indebtedness”	4.05
“Legal Defeasance”	8.01
“outstanding”	8.01
“Par Call Date”	3.07
“Paying Agent”	2.03
“Registrar”	2.03
“Successor Company”	5.01

Section 1.04 Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes and the Note Guarantees;

“indenture security Holder” means a Holder of a Note;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the indenture securities means the Company and any successor obligor upon the indenture securities.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them by such definitions.

Section 1.05 Rules of Construction.

Unless the context otherwise requires:

(i) a term has the meaning assigned to it;

(ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(iii) words in the singular include the plural, and words in the plural include the singular;

(iv) “will” and “shall” shall each be interpreted to express a command;

(v) references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time;

(i) the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”;

(ii) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, real property, leasehold interests and contract rights;

(iii) the term “consolidated” with respect to any Person refers to such Person consolidated with its Subsidiaries;

(iv) references to agreements or other contractual obligations shall, unless otherwise specified, be deemed to refer to such agreements or contractual obligations as amended, novated, supplemented, restated, extended, amended and restated or otherwise modified from time to time;

(v) any reference to any law in this Indenture shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing, superseding or interpreting such law;

(vi) the words “ordinary course of business” or “ordinary course” shall, with respect to any Person, be deemed to refer to items or actions that are consistent with industry practice or norms of such Person’s industry or such Person’s past practice; and

(vi) unless the context requires otherwise, any reference to delivery by “mail” shall be deemed to include delivery by electronic mail, facsimile or other means of electronic delivery.

ARTICLE 2

THE NOTES

Section 2.01 Form and Dating.

(a) General. The Notes shall be designated as the “5.900% Senior Notes due 2029.” The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is initially limited to $550,000,000, except for Notes authenticated and delivered upon registration or transfer of or in exchange for or in lieu of other Notes pursuant to Sections 2.06 and 9.05 hereof and Section 306 of the Base Indenture. Additional Notes may be issued from time to time after the Issue Date in accordance with Section 2.09 hereof. The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication. Notwithstanding Section 302 of the Base Indenture (and as permitted by Section 301(8) of the Base Indenture), unless a Note shall have a zero dollar balance, the Notes shall be in minimum denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof.

The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Supplemental Indenture, and the Company and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

(b) Global Notes. Notes issued in global form will be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form will be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

Section 2.02 Execution and Authentication.

At least one Officer must sign the Notes for the Company by manual, facsimile or electronic signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

A Note will not be valid until authenticated by the manual or electronic signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee will, upon receipt of a written order of the Company signed by two Officers of the Company (an “Authentication Order”), authenticate Notes for original issue that may be validly issued under this Indenture, including any Additional Notes. Each Authentication Order shall specify the number of separate Note certificates to be authenticated, and the registered Holder, principal amount and delivery direction for each Note. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Company pursuant to one or more Authentication Orders, except as provided in Section 306 of the Base Indenture.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes pursuant to Section 611 of the Base Indenture. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication of the Notes by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Section 2.03 Registrar and Paying Agent.

The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar will keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

The Company may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) if applicable, acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above. The Registrar or Paying Agent may resign at any time upon written notice to the Company and the Trustee; provided, however, that the Trustee may resign as Paying Agent or Registrar only if the Trustee also resigns as Trustee in accordance with Section 608 of the Base Indenture.

The Company initially appoints DTC to act as Depositary with respect to the Global Notes.

The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

Section 2.04 [Reserved].

Section 2.05 Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Company shall furnish, or request that the Registrar furnish, to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA § 312(a).

Section 2.06 Transfer and Exchange.

(a) Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes shall be exchanged by the Company for Definitive Notes if:

(1) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary;

(2) subject to the Applicable Procedures of the Depositary, the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; or

(3) there shall have occurred and be continuing an Event of Default with respect to the Notes.

Upon the occurrence of either of the preceding events in (1) or (2) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 304 and 306 of the Base Indenture. Every Note authenticated and delivered in exchange for, or in lieu of, a

Global Note or any portion thereof, pursuant to this Section 2.06, Section 9.05 hereof or Section 304 or 306 of the Base Indenture, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (d) hereof.

(b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Supplemental Indenture and the Applicable Procedures. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

(2) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

(A) both:

(i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B) both:

(i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (i) above.

Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note pursuant to Section 2.06(g) hereof.

(c) Transfer and Exchange of Beneficial Interests for Definitive Notes. If any holder of a beneficial interest in an Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Company will execute and the Trustee will authenticate upon receipt of an Authentication Order in accordance with Section 2.02 hereof and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.

(d) Transfer and Exchange of Definitive Notes for Beneficial Interests. A Holder of a Definitive Note may exchange such Note for a beneficial interest in a Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to this subparagraph (d) at a time when a Global Note has not yet been issued, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required by the Trustee.

(f) Legends. The following legend will appear on the face of all Global Notes issued under this Supplemental Indenture unless specifically stated otherwise in the applicable provisions of this Supplemental Indenture.

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE TWENTY-FIRST SUPPLEMENTAL INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE TWENTY-FIRST SUPPLEMENTAL INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 309 OF THE BASE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

The following legend will also be included if any Notes are to be issued with original issue discount for purposes of Sections 1272, 1273 and 1275 of the United States Internal Revenue Code of 1986, as amended:

“THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED. THE ISSUE PRICE, ORIGINAL ISSUE DATE, TOTAL AMOUNT OF OID AND YIELD TO MATURITY OF THE NOTE MAY BE OBTAINED BY CONTACTING THE TAX DIRECTOR AT MASTEC, INC., 800 S. DOUGLAS ROAD, 12TH FLOOR, CORAL GABLES, FLORIDA, 33134.”

(g) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 309 of the Base Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(h) General Provisions Relating to Transfers and Exchanges.

(1) To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.

(2) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company or the Trustee may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.06, 4.07 and 9.05 hereof or Section 304 of the Base Indenture).

(3) The Registrar shall not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(4) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(5) Neither the Registrar nor the Company shall be required:

(A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;

(B) to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part;

(C) to issue, to register the transfer of or exchange any Note which has been surrendered for repayment at the option of the Holder, except the portion, if any, of such Note not to be so repaid; or

(D) to register the transfer of or to exchange a Note between a Record Date and the next succeeding Interest Payment Date.

(6) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company shall deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(7) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

(8) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile or electronic mail.

(9) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Notes (including any transfers between or among Participants) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.07 Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.07 as not outstanding. Except as set forth in Section 2.08 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

If a Note is replaced pursuant to Section 306 of the Base Indenture, it ceases to be outstanding unless the Trustee and the Registrar receive proof satisfactory to it that the replaced Note is held by a protected purchaser.

If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay all principal, premium and accrued interest with respect to the outstanding Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.08 Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, request, waiver or consent in the exercise of any discretion, power or authority (whether contained in this Indenture or vested by operation of law) which the Trustee is required, expressly or impliedly, to exercise in or by reference to the interests of the Holders or any of them, Notes owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee knows are so owned will be so disregarded.

Section 2.09 Issuance of Additional Notes.

The Company may issue Additional Notes under this Indenture having the same ranking, interest rate, maturity and other terms (except the issue date, the price to the public and, if applicable, the initial Interest Payment Date and the date from which interest will begin to accrue) as the Initial Notes issued on the Issue Date in accordance with the procedures of Section 2.02. The Initial Notes issued on the Issue Date and any Additional Notes subsequently issued shall be treated as a single class for all purposes under this Indenture; provided that any Additional Notes that are not fungible with the Initial Notes for U.S. federal income tax purposes will have a separate CUSIP number (or other applicable identifying number).

ARTICLE 3

REDEMPTION AND PREPAYMENT

Section 3.01 Notices to Trustee.

If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it must furnish to the Trustee, at least 10 days but not more than 75 days before a redemption date (unless a shorter time is acceptable to the Trustee), an Officers’ Certificate setting forth:

(1) the clause of this Indenture pursuant to which the redemption shall occur;

(2) the redemption date;

(3) the principal amount of Notes to be redeemed;

(4) the redemption price, if then ascertainable;

(5) applicable CUSIP numbers; and

(6) a statement that the conditions precedent to such redemption have been satisfied.

Section 3.02 Selection of Notes to Be Redeemed.

If less than all of the Notes are to be redeemed at any time, the Trustee shall select Notes for redemption or purchase as follows:

(1) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

(2) if the Notes are not listed on any national securities exchange, pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair in accordance with the Applicable Procedures.

In the event of partial redemption or purchase on a pro rata basis or by lot, the particular Notes to be redeemed or purchased shall be selected, unless otherwise provided herein, not less than 10 days nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption; provided that the Company shall provide the Trustee with sufficient prior notice of such partial redemption to enable the Trustee to select the Notes for partial redemption.

The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in principal amounts of $2,000 or integral multiples of $1,000 in excess thereof; provided that no Notes of $2,000 in principal amount or less shall be redeemed in part. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03 Notice of Redemption.

At least 10 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, or electronically delivered (or otherwise transmitted in accordance with the Applicable Procedures) a notice of redemption to the Trustee and each Holder whose Notes are to be redeemed at its registered address (or otherwise transmitted in accordance with the Applicable Procedures), except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 12 hereof.

The notice shall identify the Notes (including CUSIP numbers) to be redeemed and will state:

(1) the redemption date;

(2) the redemption price;

(3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note or with respect to a Global Note a notation shall be made on Schedule A thereto to reduce the principal amount of the Global Note to an amount equal to the unredeemed portion of the Global Note surrendered;

(4) the name and address of the Paying Agent;

(5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6) that, unless the Company defaults in making such redemption payment, interest on Notes (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

(7) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

(8) whether the redemption of the Notes is subject to one or more conditions precedent; and

(9) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

In addition, any notice given with respect to a redemption pursuant to Section 3.07 may provide that payment of the redemption price and performance of the Company’s obligations with respect to any redemption or purchase may be performed by another Person. At the Company’s request, the Trustee will give the notice of redemption in the Company’s name and at their expense; provided, however, that the Company has delivered to the Trustee, at least 10 days (or such shorter period as shall be acceptable to the Trustee) prior to the redemption date, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in this Section 3.03.

Any notice may, at the Company’s discretion, be subject to the satisfaction or waiver of one or more conditions precedent. In that case, such notice shall state the nature of such conditions precedent, and, if applicable, state that the redemption date may be delayed until the conditions are satisfied or that, if the conditions are not satisfied, such redemption may not occur and the notice may be rescinded.

Section 3.04 Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption shall, subject to the final paragraph of Section 3.03, become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional, except as set forth in the final paragraph of Section 3.03 hereof.

Section 3.05 Deposit of Redemption Price.

Prior to 11:00 a.m., New York City time, on the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest, if any, on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest, if any, on, all Notes to be redeemed.

If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest will cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such Record Date in accordance with the Applicable Procedures, and no additional interest will be payable to Holders whose Notes will be subject to redemption by the Company. If any Note called for redemption is not so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06 Notes Redeemed in Part.

Upon surrender of a Note that is redeemed in part, the Company will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.

Section 3.07 Optional Redemption.

(a) Prior to May 15, 2029 (the “Par Call Date”), the Company may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points less (b) interest accrued to, but excluding, the redemption date, and

(2) 100% of the principal amount of the Notes to be redeemed,

plus, in either case, accrued and unpaid interest on the principal amount being redeemed to, but excluding, the redemption date.

(b) On or after the Par Call Date, the Company may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest on the principal amount being redeemed to, but excluding, the redemption date.

(c) The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

(d) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Unless the Company defaults in the payment of the redemption or purchase price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

Section 3.08 Mandatory Redemption.

The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

ARTICLE 4

COVENANTS

Section 4.01 Payment of Notes.

The Company shall pay or cause to be paid the principal of, premium, if any, and interest, if any, on, the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 11:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal of, premium, if any, and interest then due.

The Company shall pay interest on overdue principal at the rate of interest specified therefor in the Notes, and it shall pay interest on overdue installments of interest at the same rate of interest borne by the Notes to the extent lawful.

Section 4.02 Maintenance of Office or Agency.

The Company shall maintain in The Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03 hereof.

Section 4.03 Reports.

(a) So long as any Notes are outstanding, if the Company is subject to the periodic reporting requirements of the Exchange Act, it will furnish to the Trustee and the Holders (unless such reports are available on the SEC’s Electronic Data Gathering, Analysis and Retrieval (EDGAR) system or any successor thereto) copies of the annual and quarterly reports and of the information, documents and other reports the Company is required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act within 15 days after the Company is required to file such reports with the SEC. If the Company is not subject to the periodic reporting requirements of the Exchange Act, then the Company will file with the Trustee and the holders (unless such reports are available on the EDGAR system or any successor thereto) and the SEC, in accordance with the SEC’s rules and regulations, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations.

(b) Delivery of such statements, reports, notices and other information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of the covenants in this Indenture (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates). The Trustee is under no duty to examine such reports, information or documents to ensure compliance with the provisions of this Indenture or to ascertain the correctness or otherwise of the information or the statements contained therein. The Trustee is entitled to assume such compliance and correctness unless a Responsible Officer of the Trustee is informed otherwise.

(c) For the avoidance of doubt, this Section 4.03 supersedes Sections 703 and 1005 of the Base Indenture with respect to the Notes.

Section 4.04 Compliance Certificate.

(a) The Company shall deliver to the Trustee, within 90 days after the close of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Company and its Restricted Subsidiaries and the Company’s and its Restricted Subsidiaries’ performance under this Indenture has been made under the supervision of the signing Officers with a view to determining whether it has kept, observed, performed and fulfilled its obligations under this

Indenture and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge, the Company and its Restricted Subsidiaries during such preceding fiscal year have kept, observed, performed and fulfilled each and every such covenant and no Default or Event of Default occurred during such year and at the date of such certificate there is no Default or Event of Default that has occurred and is continuing or, if such signers do know of such Default or Event of Default, the certificate shall describe its status with particularity. The applicable Officers’ Certificate shall also notify the Trustee should the Company or any of its Restricted Subsidiaries elect to change the manner in which it fixes its fiscal year end.

(b) So long as any of the Notes are outstanding, and within ten (10) Business Days of the Company becoming aware of any Default or Event of Default, the Company shall deliver to the Trustee, in the event that any Officer becomes aware of any Default or Event of Default in the performance of any covenant, agreement or condition contained in this Indenture, an Officers’ Certificate specifying the Default or Event of Default and describing its status with particularity.

(c) Except with respect to receipt of Note payments and any Default or Event of Default information contained in the Officers’ Certificate delivered to it pursuant to this Section 4.04, the Trustee shall have no duty to review, ascertain or confirm the Company’s compliance with, or the breach of any representation, warranty of covenant made in this Indenture.

Section 4.05 Limitation on Liens.

(a) Except as provided below, the Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or permit to exist any indebtedness for borrowed money (“Indebtedness”) secured by a Lien on any Principal Property or any shares of stock of or any Indebtedness of any Restricted Subsidiary, whether owned on the date of issuance of the Notes or thereafter acquired, unless the Company substantially contemporaneously secures the Notes equally and ratably with (or prior to) such Indebtedness until such time as such Indebtedness is no longer secured by a Lien on any Principal Property or any shares of stock of or any Indebtedness of any Restricted Subsidiary.

(b) The foregoing restrictions shall not apply to Indebtedness secured by:

(1) Liens on any property, shares of stock or Indebtedness of any Person existing at the time such Person becomes a Restricted Subsidiary; provided that any such Lien does not extend to or cover any property or assets of the Company or any Restricted Subsidiary of the Company other than the property, shares of stock or Indebtedness acquired;

(2) Liens on any property, shares of stock or Indebtedness existing at the time of acquisition of such property, stock or Indebtedness by the Company or a Restricted Subsidiary; provided that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such acquisition;

(3) Liens to secure (i) the payment of all or any part of the price of acquisition, construction, alteration, expansion, repair or improvement of property, assets or stock by the Company or a Restricted Subsidiary, (ii) any Indebtedness incurred by the Company or a Restricted Subsidiary prior to, at the time of or within one year after the later of the acquisition or completion of construction, alteration, expansion, repair or improvement of such property (including any improvements on an existing property), which Indebtedness is incurred for the purpose of financing all or any part of the purchase price thereof or construction, alteration, expansion, repair or improvements thereon or (iii) any other Finance Lease Obligation; provided that, in the case of any such acquisition, construction, alteration, expansion, repair, improvement or Finance Lease Obligation, the Lien shall not apply to any property theretofore owned by the Company or a Restricted Subsidiary, other than, in the case of any such construction, alteration, expansion, repair, improvement or Finance Lease Obligation, any theretofore substantially unimproved real property on which the property or improvement so constructed is located;

(4) Liens securing Indebtedness of the Company or a Restricted Subsidiary owing to the Company, a Restricted Subsidiary or a Wholly Owned Subsidiary;

(5) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of a Person as an entirety or substantially as an entirety to the Company or a Restricted Subsidiary; provided that any such Lien does not extend to or cover any property of the Company or any Restricted Subsidiary of the Company other than the property acquired;

(6) Liens on property of the Company or a Restricted Subsidiary in favor of the United States or any state thereof, or any department, agency or instrumentality or political subdivision of the United States or any state thereof, or in favor of any other country or any political subdivision thereof, or any department, agency or instrumentality of such country or political subdivision, to secure partial, progress, advance or other payments or performance pursuant to any contract or statute or to secure any Indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such Liens;

(7) Liens existing as of, or provided for under the terms of agreements existing as of, the Issue Date;

(8) Liens resulting from the deposit of funds or evidences of Indebtedness in trust for the purpose of defeasing Indebtedness of the Company or any of its Restricted Subsidiaries;

(9) Liens upon specific items of inventory or other goods and proceeds of the Company or any of its Restricted Subsidiaries securing the Company’s or such Restricted Subsidiary’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(10) Any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Liens referred to in clauses (1) through (9) above; provided, however, that the principal amount of Indebtedness so secured shall not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal or replacement (plus, in each case, the aggregate amount of premiums, other payments, costs and expenses related to any refinancing, refunding, extension, renewal or replacement of such Indebtedness), and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the Liens so extended, renewed or replaced (plus improvements and construction on such property);

(11) Liens securing the payment of taxes, special assessments, governmental charges or claims (i) which are not overdue for a period of more than sixty days or (ii)(x) the validity of which is being contested by the Person being charged in good faith by appropriate proceedings, and (y) as to which it has set aside on its books adequate reserves to the extent required by GAAP;

(12) deposits, pledges or Liens on or securing property or shares of stock under workers’ compensation, unemployment insurance and social security laws or similar obligations, or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money), leases, bankers’ acceptances or completion guarantees, or to secure statutory or regulatory obligations or surety or appeal bonds and related indemnification obligations in respect thereof, government contracts, performance and return-of-money bonds and other obligations of a similar nature, or to secure indemnity, performance or other similar bonds in the ordinary course of business;

(13) any attachment Lien being contested in good faith and by proceedings promptly initiated and diligently conducted, unless the attachment giving rise thereto will not, within sixty days after the entry thereof, have been discharged or fully bonded or will not have been discharged within sixty days after the termination of any such bond;

(14) any Lien securing or arising from the rendering of a final judgment, decree, award or order unless (i) the judgment, decree, award or order it secures will not, within sixty days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or will not have been discharged within sixty days after the expiration of any such stay or (ii) the judgment, decree, award or order it secures results in an Event of Default;

(15) easements, rights-of-way, zoning restrictions, servitudes, encroachments, title defects or other irregularities, and servicing agreements, development agreements, site plan agreements, subdivision agreements, facilities sharing agreements, cost sharing agreements and other agreements, and other restrictions, charges or encumbrances not materially interfering with the ordinary conduct of the business;

(16) any statutory or governmental Lien or a Lien arising by operation of law, or any mechanics’, repairmen’s, materialmen’s, supplier’s, carrier’s, landlord’s, warehousemen’s, construction contractor’s or similar Lien or pursuant to customary reservations or retentions of title in each case for sums not yet overdue for a period of more than sixty days or that are bonded or being contested in good faith by appropriate proceedings and any undetermined Lien that is incidental to construction, development, improvement or repair;

(17) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and its Subsidiaries, taken as a whole, and any Lien of a lessor in the property subject to any operating lease or short-term rental;

(18) Liens encumbering property or assets under construction or arising from progress or partial payments by a third party relating to such property or assets;

(19) Liens arising from filing Uniform Commercial Code financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) regarding operating leases or short-term rentals;

(20) Liens encumbering customary initial deposits and margin deposits, and other Liens that are within the general parameters customary in the industry and incurred in the ordinary course of business, in each case, securing Indebtedness under interest rate agreements, currency agreements or commodity agreements designed to protect the Company or any of its Subsidiaries from fluctuations in interest rates, currencies or the price of commodities;

(21) Liens on or sales of receivables;

(22) Liens in favor of governmental bodies to secure advance or progress payments pursuant to any contract or statute and Liens in favor of governmental bodies in connection with industrial revenue, pollution control, private activity bonds or similar financing;

(23) restrictions on dispositions of property, assets or stock to be disposed of pursuant to merger agreements, stock or asset purchase agreements and similar agreements, Liens on cash earnest money deposits made in connection with any letter of intent or purchase agreement and customary options, put and call arrangements, rights of first refusal and similar rights relating to investments in joint ventures and partnerships;

(24) Liens on machinery and equipment in favor of contract counterparties arising under contracts entered into in the ordinary course of business; provided that such Liens secure only future performance;

(25) Liens granted on or after the Issue Date on any assets or capital stock of the Company or its Subsidiaries created in favor of the Holders;

(26) Liens in favor of customs and revenue authorities arising as a matter of law to secured payment of customs duties in connection with the importation of goods;

(27) licenses and sublicenses of intellectual property granted to third parties in the ordinary course of business;

(28) Liens in favor of the Company or any of its Subsidiaries;

(29) normal and customary rights of setoff upon deposits of cash in favor of banks and other depositary institutions and Liens of a collecting bank arising under the UCC on checks and other items of payment in the course of collection;

(30) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business in accordance with past practices of the Company and its Restricted Subsidiaries prior to the Issue Date; or

(31) any amounts held by a trustee in funds and accounts under an indenture securing revenue bonds issued for the benefit of the Company or any of its Subsidiaries.

(c) Notwithstanding the foregoing, the Company and its Restricted Subsidiaries may, without securing the Notes, create, incur, issue, assume, guarantee or permit to exist any Indebtedness secured by a Lien, other than those permitted pursuant to clauses (1) through (31) of Section 4.05(b), if, immediately after giving pro forma effect to the incurrence of such Indebtedness (and the receipt and application of the proceeds thereof) or the securing of outstanding Indebtedness, the sum of (without duplication) (i) all Indebtedness of the Company and its Restricted Subsidiaries secured by Liens (other than those Liens permitted pursuant to clauses (1) through (31) above) and (ii) all Attributable Indebtedness in respect of Sale/Leaseback Transactions with respect to any Principal Property, at the time of determination, does not exceed 15% of Consolidated Net Tangible Assets.

Section 4.06 Compliance with Laws.

The Company shall comply, and shall cause each of its Restricted Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such non-compliances as would not in the aggregate have a material adverse effect on the financial condition or results of operations of the Company and its Restricted Subsidiaries taken as a whole.

Section 4.07 Repurchase of Notes upon a Change of Control Triggering Event.

(a) Upon the occurrence of a Change of Control Triggering Event, each Holder of the Notes will have the right to require the Company to purchase all or a portion (equal to $2,000 or whole multiples of $1,000 in excess thereof) of such Holder’s Notes pursuant to Section 4.07(b) (the “Change of Control Offer”) at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to (but excluding) the date of purchase (the “Change of Control Payment”), subject to the right of holders of Notes on the relevant Record Date to receive interest due on the relevant Interest Payment Date.

(b) Within 30 days following the date upon which the Change of Control Triggering Event occurred or, at the Company’s option, prior to any Change of Control but after the public announcement of the pending Change of Control, the Company will send, by first class mail (or with respect to Global Notes, to the extent permitted or required by the Applicable Procedures, send electronically) a notice to each Holder of Notes, with a copy to the Trustee, which notice will govern the terms of the Change of Control Offer. The notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Change of Control Offer. Such notice shall state:

(1) a description of the transaction or transactions that constitute the Change of Control and any other relevant facts regarding such Change Control;

(2) that the Change of Control Offer is being made pursuant to this Section 4.07 and that all Notes validly tendered and not validly withdrawn shall be accepted for payment;

(3) the Change of Control Payment (including the amount of accrued interest) and the Change of Control Payment Date, which shall be a Business Day, that is not earlier than 30 days or later than 60 days from the date such notice is mailed or sent (and, in the case of a notice mailed or sent prior to the date of consummation of a Change of Control, no earlier than the date of the occurrence of the Change of Control), other than as may be required by law;

(4) that any Note not tendered shall continue to accrue interest;

(5) that, unless the Company defaults in making payment therefor, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

(6) that Holders electing to have a Note purchased pursuant to a Change of Control Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed (or an electronic message delivered in accordance with the Applicable Procedures), to the Paying Agent at the address specified in the notice prior to the close of business on the second Business Day prior to the Change of Control Payment Date (or such other Business Day specified in the Change of Control Offer);

(7) that Holders shall be entitled to withdraw their election if the Paying Agent receives, not later than the second Business Day prior to the Change of Control Payment Date (or such other Business Day specified in the Change of Control Offer), a telegram, facsimile transmission or letter (or an electronic message delivered in accordance with the Applicable Procedures) setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(8) that Holders whose Notes are purchased only in part shall be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each Notes issued shall be in a principal amount of $2,000 or integral multiples of $1,000 in excess thereof; and

(9) that the Change of Control is subject to certain conditions, if applicable, that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date and that the Change of Control Offer may be extended automatically until such Change of Control occurs and is revocable in the event such conditions are not met.

(c) The Company may make an Offer to Purchase in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for a Change of Control at the time of making the Offer to Purchase.

(d) The Company will not be required to make a Change of Control Offer with respect to the Notes if (i) a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by the Company and such third party purchases all the Notes properly tendered and not withdrawn under such third party’s offer, (ii) a notice of redemption has been given to Holders with respect to the redemption of all outstanding Notes in accordance with the terms of this Indenture, unless and until there is a default in payment of the redemption price, or (iii) in connection with or in contemplation of any Change of Control, the Company has made an offer to purchase (an “Alternate Offer”) any and all Notes validly tendered at a cash price equal to or higher than the Change of Control Payment and has purchased all Notes properly tendered in accordance with the terms of such Alternate Offer.

(e) On or before the Change of Control Payment Date, the Company shall, to the extent lawful, (i) accept or cause a third party to accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer; (ii) deposit or cause a third party to deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and (iii) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate or statement signed by an Officer of the Company, which need not constitute an Officers’ Certificate, stating the aggregate principal amount of Notes or portions of Notes being purchased. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the Change of Control Payment and, upon written order of the Company accompanied by an Officers’ Certificate, the Trustee shall promptly authenticate and mail to such Holders new Notes equal in principal amount to any unpurchased portion of the Notes surrendered; provided that each Note purchased and each Notes issued shall be in a principal amount of $2,000 or integral multiples of $1,000 in excess thereof. Any Notes not so accepted shall be promptly delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Change of Control Offer as soon as practicable after the Change of Control Payment Date. For purposes of this Section 4.07, the Trustee shall act as the Paying Agent.

(f) Any amounts remaining with the Paying Agent after the purchase of Notes pursuant to a Change of Control Offer shall be returned by the Trustee to the Company.

(g) The Company shall comply in all material respects with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the purchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the Notes, the Company will comply with those securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Offer provisions of the Notes or this Indenture by virtue of any such conflict.

Section 4.08 Limitation on Sale and Leasebacks.

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any Sale/Leaseback Transaction with respect to any Principal Property, unless (i) the Company or such Restricted Subsidiary would be entitled to create a Lien on such Principal Property securing Indebtedness in an amount equal to the Attributable Indebtedness with respect to such Sale/Leaseback Transaction without securing the Notes pursuant to Section 4.05 or (ii) the Company, within twelve months from the effective date of such Sale/Leaseback Transaction, applies to (x) the voluntary defeasance or retirement (excluding retirements of Notes and other Indebtedness ranking pari passu with the Notes as a result of conversions, pursuant to mandatory sinking funds or mandatory prepayment provisions or by payment at maturity) of Notes or other Indebtedness ranking pari passu with the Notes, (y) the acquisition, construction, development or improvement of any Principal Property used or useful in the businesses of the Company or its Subsidiaries or (z) any combination of the foregoing, an amount equal to the Attributable Indebtedness with respect to such Sale/Leaseback Transaction.

ARTICLE 5

SUCCESSORS

Section 5.01 Consolidation, Merger and Sale of Assets.

(a) The Company shall not consolidate with or merge with or into any person, or convey, transfer or lease all or substantially all of its assets, unless the following conditions have been satisfied:

(1) either (A) the Company is the continuing Person in the case of a merger or (B) the resulting, surviving or transferee Person, if other than the Company (the “Successor Company”), is a corporation organized and existing under the laws of the United States, any State thereof or the District of Columbia and expressly assumes pursuant to a supplemental indenture all of the obligations of the Company under the Notes and this Indenture;

(2) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Subsidiary of the Company as a result of such transaction as having been incurred by the Successor Company or such Subsidiary at the time of such transaction), no Default or Event of Default would occur or be continuing; and

(3) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions, qualifications and exclusions), each stating that such consolidation, merger, or transfer and such supplemental indenture (if any) comply with this Indenture.

(b) If the Successor Company expressly assumes all of the obligations of the Company under the Notes and this Indenture, the Company will promptly thereafter be released from such obligations. For the avoidance of doubt, Section 802 of the Base Indenture shall apply to the Successor Company.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01 Events of Default.

Each of the following shall be an “Event of Default”:

(a) default in the payment of principal of (or premium, if any, on) any Note when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;

(b) default in the payment of interest on any Note when the same becomes due and payable, and such default continues for a period of 30 days;

(c) the Company defaults in the performance of or breaches any other covenant or agreement in this Indenture or under the Notes (other than a default specified in clause (a) or (b) above) and such default or breach continues for a period of 90 consecutive days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Notes;

(d) there occurs with respect to any Indebtedness of the Company or any Significant Subsidiary having an outstanding principal amount of $225.0 million or more in the aggregate, (i) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its stated maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration or (ii) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;

(e) a court having competent jurisdiction in the premises enters a final, non-appealable decree or order for (A) relief in respect of the Company or any Significant Subsidiary (or a group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary) in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary (or a group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary) or for all or substantially all of the property and assets of the Company or any Significant Subsidiary (or such group of Restricted Subsidiaries) or (C) the winding up or liquidation of the affairs of the Company or any Significant Subsidiary (or a group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary) and, in each case, such decree or order shall remain unstayed and in effect for a period of 90 consecutive days; or

(f) the Company or any Significant Subsidiary (or a group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary) (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary (or a group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary) or for all or substantially all of the property and assets of the Company or any Significant Subsidiary (or such group of Restricted Subsidiaries) or (C) effects any general assignment for the benefit of creditors.

Section 6.02 Acceleration.

(a) If an Event of Default (other than an Event of Default specified in clause (e) or (f) of Section 6.01 above that occurs with respect to the Company) occurs and is continuing under this Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes, then outstanding, by written notice to the Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued interest on the Notes to be immediately due and payable. Upon a declaration of acceleration, such principal of, premium, if any, and accrued interest shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in Section 6.01(d) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to Section 6.01(d) shall be remedied or cured by the Company or the relevant Significant Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto. If an Event of Default specified in Section 6.01(e) or (f) above occurs with respect to the Company, the principal of, premium, if any, and accrued interest on the Notes then outstanding shall automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

(b) At any time after a declaration of acceleration with respect to the Notes as described in the preceding paragraph, the Holders of a majority in principal amount of the Notes may rescind and cancel such declaration and its consequences (i) if the rescission would not conflict with any judgment or decree of a court of competent jurisdiction, (ii) if all existing Events of Default have been cured or waived as provided in Section 6.04, except nonpayment of principal of, premium, if any, or interest that has become due solely because of the acceleration, (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal and premium, if any, which has become due otherwise than by such declaration of acceleration, has been paid, (iv) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances, and any other amounts due to the Trustee under Section 606 of the Base Indenture and (v) in the event of the cure or waiver of an Event of Default of the type described in clause (e) or (f) of Section 6.01, the Trustee shall have received an Officers’ Certificate and an Opinion of Counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or Event of Default or impair any right consequent thereto.

Section 6.03 Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All remedies are cumulative to the extent permitted by law.

Section 6.04 Waiver of Past Defaults.

The Holders of not less than a majority in principal amount of the outstanding Notes by written notice to the Company and to the Trustee may waive all past Defaults and their consequences, except:

(a) a continuing Default in the payment of the principal of (or premium, if any) or interest on any Note held by a non-consenting Holder (including in connection with a Change of Control Offer); or

(b) in respect of a covenant or provision hereof which under Article 9 of this Supplemental Indenture cannot be modified or amended without the consent of the Holder of each outstanding Note affected.

provided that, subject to Section 6.02, the Holders of a majority in principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration.

The Company shall deliver to the Trustee an Officers’ Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents. When a Default or Event of Default is waived, it is cured and ceases.

Section 6.05 Control by Majority.

The Holders of at least a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal expense or liability for which (as determined in good faith by it) the Trustee has not received adequate indemnity, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes.

Section 6.06 Limitation on Suits.

(a) A Holder may not pursue any remedy with respect to this Indenture or the Notes unless:

(1) the Holder gives the Trustee written notice of a continuing Event of Default;

(2) the Holders of at least 25% in aggregate principal amount of outstanding Notes make a written request to the Trustee to pursue the remedy;

(3) such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

(4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(5) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request.

(b) The limitations under Section 6.06(a) shall not apply to the right of any Holder of a Note to receive payment of the principal of or premium, if any, or interest on, such Note, or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes, which right shall not be impaired or affected without the consent of the Holder.

Section 6.07 Priorities.

If the Trustee collects any money or property pursuant to this Article 6 or Article Five of the Base Indenture, it shall pay out the money or property in the following order:

First: to the Trustee for amounts due under Section 606 of the Base Indenture;

Second: to Holders for interest accrued on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for interest;

Third: to Holders for principal amounts and premium, if any, due and unpaid on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal; and

Fourth: to the Company as their its interests may appear.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.07. At least 15 days before such record date, the Trustee shall mail to each Holder and the Company a notice that states the record date, the payment date and amount to be paid.

Section 6.08 Unconditional Right of Holders to Receive Principal of or Premium, if any, or Interest on the Notes.

Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right which is absolute and unconditional to receive payment of the principal of or premium, if any, or interest on such Note on the respective due dates (or, in the case of any redemption or any repurchase pursuant to Section 4.07 hereof, on the redemption or purchase date) and to institute suit for the enforcement of any such payment and such right shall not be impaired or affected without the consent of such Holder.

Section 6.09 Additional Provisions Applicable to Events of Default. For the avoidance of doubt, for purposes of the Notes, (a) this Article 6 modifies and supersedes Sections 501, 502, 506, 507, 512 and 513 of the Base Indenture and (b) all remaining provisions of Article Five of the Base Indenture shall apply to the Notes.

ARTICLE 7

[RESERVED]

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01 Legal Defeasance and Covenant Defeasance.

(a) The Company may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, elect to have either clause (b) or (c) below applied to all outstanding Notes upon compliance with the conditions set forth in Section 8.02.

(b) Upon the Company’s exercise under clause (a) hereof of the option applicable to this paragraph (b), the Company shall, subject to the satisfaction of the conditions set forth in Section 8.02, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.03 and the other Sections of this Indenture referred to in sub-clauses (i) and (ii) in this paragraph, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions, which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.03, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (ii) the Company’s obligations with respect to such Notes under Article 2 and Section 4.02 and under Sections 305, 306 and 1003 of the Base Indenture, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and under the Base Indenture and the Company’s obligations in connection therewith and (iv) this Article 8. Subject to compliance with this Article 8, the Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) hereof.

(c) Upon the Company’s exercise under paragraph (a) hereof of the option applicable to this clause (c), the Company shall, subject to the satisfaction of the conditions set forth in Section 8.02, be released from its obligations under the covenants contained in Sections 4.03, 4.05, 4.07, 4.08 and 5.01 with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, such Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01(c), but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company’s exercise under paragraph (a) hereof of the option applicable to this paragraph (c), subject to the satisfaction of the conditions set forth in Section 8.03 hereof, Section 6.01(c) shall not constitute an Event of Default with respect to Sections 4.03, 4.05, 4.07, 4.08 or 5.01 or any other covenants or agreements in this Indenture or the Notes and Sections 6.01(d), 6.01(e) (solely with respect to any Significant Subsidiary (or a group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary)) and 6.01(f) (solely with respect to any Significant Subsidiary (or a group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary)) shall not constitute Events of Default.

Section 8.02 Conditions to Legal Defeasance or Covenant Defeasance.

The following shall be the conditions to the application of either Section 8.01(b) or 8.01(c) to the outstanding Notes:

In order to exercise either Legal Defeasance or Covenant Defeasance:

(A) the Company has deposited with the Trustee, in trust, money and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the Notes on the Stated Maturity of such payments in accordance with the terms of this Indenture and the Notes;

(B) in the case of the Company’s exercise of its option under Section 8.01(b) to effect a Legal Defeasance, the Company has delivered to the Trustee an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions, qualifications and exclusions) to the effect that the Holders and beneficial owners of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the Company’s exercise of such option and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, which Opinion of Counsel must refer to, and be based upon, (i) a ruling of the Internal Revenue Service or (ii) a change in applicable U.S. federal income tax law occurring after the Issue Date;

(C) in the case of the Company’s exercise of its option under Section 8.01(c) to effect a Covenant Defeasance, the Company has delivered to the Trustee an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions, qualifications and exclusions) to the effect that the Holders and beneficial owners of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the Company’s exercise of such option and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

(D) immediately after giving effect to such deposit on a pro forma basis, no Event of Default, or event that after the giving of notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing on the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; and

(E) the Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others.

Section 8.03 Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.

The Trustee or Paying Agent shall hold in trust all money or U.S. Government Obligations deposited with it pursuant to this Article 8, and shall apply the deposited money and U.S. Government Obligations in accordance with this Indenture to the payment of principal of, premium, if any, and interest on the Notes.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the money or U.S. Government Obligations deposited pursuant to Section 8.02 hereof or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the Company’s written request any money or U.S. Government Obligations held by it as provided in Section 8.02 which, in the opinion of a nationally recognized firm of certified public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.04 Repayment to the Company.

The Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal, premium, if any, or interest that remains unclaimed for two years; provided that the Trustee or such Paying Agent, before being required to make any payment, may at the expense of the Company cause to be published once in a newspaper of general circulation in The City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein which shall be at least 30 days from the date of such publication or mailing any unclaimed balance of such money then remaining shall be repaid to the Company. After payment to the Company, Holders entitled to such money must look to the Company for payment as general creditors unless an applicable law designates another Person.

Section 8.05 Reinstatement.

If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided that if the Company has made any payment of interest on, premium, if any, or principal of any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01 Without Consent of Holders of Notes.

Notwithstanding Section 9.02 of this Indenture, the Company and the Trustee, together, may amend or supplement this Indenture and the Notes without notice to or consent of any Holder to:

(1)	to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company contained in this Indenture and the Notes;

(2)

to add to the covenants of the Company or make any change that, in the good faith opinion of the Board of Directors, does not adversely affect the rights of any Holder in any material respect or to surrender any right or power conferred in this Indenture upon the Company;

(3)

to add any additional Events of Default for the benefit of the Holders of the Notes; provided, however, that in respect of any such additional Events of Default such supplemental indenture may provide for a particular period of grace after Default (which period may be shorter or longer than that allowed in the case of other Defaults) or may provide for an immediate enforcement upon such Default or may limit the remedies available to the Trustee upon such Default or may limit the right of the Holders of a majority in aggregate principal amount of the Notes to waive such Default;

(4)	to provide for collateral to secure the Notes and the release of such collateral in accordance with the terms of this Indenture;

(5)	to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes;

(6)

to cure any ambiguity, to correct or supplement any provision in this Indenture which may be defective or inconsistent with any other provision in this Indenture, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture or to make any other changes; provided that, in each case, such provisions shall not adversely affect the interests of the Holders of Notes in any material respect;

(7)	comply with any requirements of the SEC or to qualify, or maintain qualification of, this Indenture under the TIA;

(8)	comply with the rules of any applicable Depositary;

(9)	to provide for guarantees of the Notes and the release of such guarantees in accordance with the terms of this Indenture;

(10)

facilitate the defeasance and discharge of the Notes in accordance with the terms of this Indenture, in each case that any such action shall not adversely affect the interests of the Holders of the Notes in any material respect; or

(11)

to conform the text of this Indenture or the Notes to any provision of the “Description of Notes” set forth in the Prospectus Supplement to the extent such provision was intended to be a verbatim recitation thereof;

provided that the Company has delivered to the Trustee an Opinion of Counsel and an Officers’ Certificate, each stating that such amendment or supplement complies with the provisions of this Section 9.01.

Section 9.02 With Consent of Holders of Notes.

Subject to Section 508 of the Base Indenture, the Company and the Trustee, together, with the written consent of the Holder or Holders of not less than a majority in aggregate principal amount of the outstanding Notes (including, for the avoidance of doubt, consents obtained in connection with a purchase of, or tender offer (including a Change of Control Offer) or exchange offer for, the Notes), may amend or supplement this Indenture or the Notes without notice to any other Holders. Subject to Section 508 of the Base Indenture, the Holder or Holders of a majority in aggregate principal amount of the then outstanding Notes may waive compliance by the Company with any provision of this Indenture or the Notes without notice to any other Holder. Without the consent of each Holder affected, however, no amendment, supplement or waiver, including a waiver pursuant to (and to the extent provided in) Section 6.04, may:

(1)

change the Stated Maturity of the principal of (or premium, if any, on) or any installment of principal of or interest on, any Note, or reduce the principal amount of any Note or the rate or amount of interest thereon , or any premium payable upon the redemption thereof, or reduce the amount of the principal of any Note or any premium, if any, that would be due and payable upon a declaration of acceleration of the Stated Maturity thereof pursuant to Section 6.02 hereof or the amount thereof provable in bankruptcy pursuant to Section 504 of the Base Indenture, or adversely affect any right of repayment at the option of the Holder of any Note, or

(2)	change any Place of Payment where, or the currency in which, the principal of any Note or any premium payable in respect thereof or the interest thereon is payable, or

(3)

impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity of any Note (or, in the case of redemption or repayment at the option of the Holder, on or after the redemption date or the repayment date, as the case may be);

(4)

reduce the percentage or aggregate principal amount of the outstanding Notes, the consent of whose Holders is required pursuant to this Indenture, or the consent of whose Holders is required for any waiver with respect to the Notes (or compliance with certain provisions of this Indenture or certain Defaults under this Indenture and their consequences) pursuant to this Indenture;

(5)

modify any of the provisions of this Section 9.02 or Section 6.04 hereof, except to increase the required percentage to effect such action or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby;

(6)	amend or modify any of the provisions of this Indenture in any manner which subordinates the Notes issued hereunder in right of payment to any other Indebtedness of the Company;

provided that (a) the Company has delivered to the Trustee an Opinion of Counsel and an Officers’ Certificate, each stating that such amendment or supplement complies with the provisions of this Section 9.02, and (b) the Trustee has received evidence satisfactory to it that the requisite consent has been obtained.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

For avoidance of doubt, changes to any notice provisions for any redemptions may be amended with the consent of Holders of a majority of the principal amount of Notes then outstanding.

Section 9.03 Compliance with Trust Indenture Act.

Every amendment, waiver or supplement of this Indenture or the Notes shall comply with the TIA as then in effect.

Section 9.04 Revocation and Effect of Consents.

Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to his Note or portion of his Note by notice to the Trustee or the Company received before the date on which the Trustee receives an Officers’ Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (1) through (8) of Section 9.02, in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of, premium, if any, and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

Section 9.05 Notation on or Exchange of Notes.

If an amendment, supplement or waiver changes the terms of a Note, the Company may require the Holder of the Note to deliver it to the Trustee. The Company shall provide the Trustee with an appropriate notation on the Note with respect to the changed terms and cause the Trustee to return it to the Holder at the Company’s expense. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06 Trustee to Sign Amendments, Etc.

The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article 9; provided that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee’s own rights, duties or immunities under this Indenture. The Trustee shall be provided with, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers’ Certificate each complying with Sections 13.04 and 13.05 and stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article 9 is authorized or permitted by this Indenture and constitutes the legal, valid and binding obligations of the Company enforceable in accordance with its terms. Such Opinion of Counsel shall be at the expense of the Company.

ARTICLE 10

[RESERVED]

ARTICLE 11

[RESERVED]

ARTICLE 12

SATISFACTION AND DISCHARGE

Section 12.01 Satisfaction and Discharge.

This Indenture shall be discharged and shall cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Notes, as expressly provided for in this Indenture) as to all outstanding Notes when:

(1) either:

(A) all of the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust by the Company and thereafter repaid to the Company) have been delivered to the Trustee for cancellation, or

(B) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable pursuant to the sending of an optional redemption notice or otherwise or will become due and payable within one year, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the trustee for cancellation, for principal of, premium, if any, and interest on the Notes to, but excluding, the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; and

(2) the Company has paid all other sums payable under this Indenture by the Company.

Subject to the next sentence and notwithstanding the foregoing paragraph, the Company’s obligations in Sections 2.05, 2.06, 2.07, 4.01, 4.02, 8.04 and 12.02 of this Supplemental Indenture and Sections 306 and 606 of the Base Indenture shall survive until the Notes are no longer outstanding pursuant to the last paragraph of Section 2.07. After the Notes are no longer outstanding, the Company’s obligations in Sections 8.04 and 12.02 of this Supplemental Indenture and Section 606 of the Base Indenture shall survive such satisfaction and discharge.

(b) After such delivery or irrevocable deposit, the Trustee, upon delivery of an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with, shall acknowledge in writing the discharge of the Company’s obligations under the Notes and this Indenture except for those surviving obligations specified above.

Section 12.02 Application of Trust Money.

Subject to the provisions of Section 8.04 hereof, all money deposited with the Trustee pursuant to Section 12.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 12.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.01 hereof; provided that if the Company has made any payment of principal of, premium, if any, or interest on, any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE 13

MISCELLANEOUS

Section 13.01 Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by, or with another provision (an “incorporated provision”) included in this Indenture by operation of, Sections 310 to 318 of the TIA, inclusive, such imposed duties or incorporated provision shall control.

Section 13.02 Notices.

Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in Person or by first class mail (registered or certified, return receipt requested), electronic mail, facsimile transmission or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Company:

MasTec, Inc.

800 S. Douglas Road, 12th Floor

Coral Gables, Florida 33134

E-mail: albert.cardenas@mastec.com

Facsimile No.: (305) 406-1907

Attention: Albert de Cardenas

With a copies (which shall not constitute notice) to:

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, New York 10004

E-mail: joshua.wechsler@friedfrank.com and ezra.schneck@friedfrank.com

Facsimile: (212) 859-4000

Attention: Joshua Wechsler and Ezra Schneck

Holland & Knight LLP

701 Brickell Avenue, Suite 3300

Miami, Florida 33131

E-mail: ira.rosner@hklaw.com

Facsimile: (305) 789-7799

Attention: Ira N. Rosner

If to the Trustee:

U.S. Bank Trust Company, National Association

60 Livingston Avenue

EP-MN-WS3C

St. Paul, Minnesota 55107

Facsimile No.: (651) 466-7430

Attention: Corporate Trust Administrator for MasTec Inc.

The Company or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile or electronic mail; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication will also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Company mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.

Section 13.03 Communication by Holders of Notes with Other Holders of Notes.

Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes.

The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

Section 13.04 Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture (other than in connection with the Authentication Order, dated the date hereof, and delivered to the Trustee in connection with the issuance of the Initial Notes), the Company shall, if requested by the Trustee, furnish to the Trustee:

(1) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 13.05 Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) must comply with the provisions of TIA § 314(e) and must include:

(1) a statement that the Person making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied; provided, however, that with respect to matters of fact, an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.

Section 13.06 Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.07 No Personal Liability of Incorporators, Stockholders, Officers, Directors or Employees.

No recourse for the payment of the principal of, premium, if any, or interest on any of the Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture, or in the Notes or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, stockholder, officer (including, without limitation, any Officer), director, employee or controlling person of the Company or any Subsidiary or of any successor Person thereof. Each Holder, by accepting the Notes, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Section 13.08 Governing Law.

THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 13.09 Waiver of Jury Trial.

THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 13.10 Jurisdiction and Service.

In relation to any legal action or proceedings arising out of or in connection with this Indenture and the Notes, the Company hereby (i) irrevocably submits to the jurisdiction of the federal and state courts in the Borough of Manhattan in the City, County and State of New York, United States and (ii) consents that any such action or proceeding may be brought in such courts and waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agree not to plead or claim the same.

Section 13.11 Successors.

All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee and the Agents in this Indenture shall bind their respective successors.

Section 13.12 Multiple Originals.

The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Delivery of an executed counterpart of a signature page to this Supplemental Indenture by telecopier, facsimile, electronic mail or other electronic transmission (i.e. a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof. One signed copy is enough to prove this Supplemental Indenture. The words “execution,” “signed,” “signature,” “delivery” and words of like import in or relating to this Supplemental Indenture or any document to be signed in connection with this Indenture shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

Section 13.13 Table of Contents; Headings.

The table of contents, cross-reference sheet and headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 13.14 Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, epidemics, pandemics, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 13.15 Separability.

Each provision of this Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 13.16 USA Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the USA Patriot Act the Trustee, Responsible Officers and Agents, in order to help fight the funding of terrorism and money laundering, are required to obtain, verify, and record information that identifies each Person or legal entity that establishes a relationship or opens an account. The parties to this Indenture agree that they shall provide the Trustee, Responsible Officers and Agents with such information as they may request in order to satisfy the requirements of the USA Patriot Act.

Section 13.17 No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

[Signatures on following page]

Dated as of June 10, 2024

SIGNATURES

MASTEC, INC.

By:	/s/ Paul DiMarco
	Name:	Paul DiMarco
	Title:	Executive Vice President & Chief Financial Officer

Signature Page to Twenty-First Supplemental Indenture

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Brandon Bonfig
	Name:	Brandon Bonfig
	Title:	Vice President

Signature Page to Twenty-First Supplemental Indenture

EXHIBIT A

[Face of Note]

[Language for Global Note to be inserted:] [THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE TWENTY-FIRST SUPPLEMENTAL INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE TWENTY-FIRST SUPPLEMENTAL INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 309 OF THE BASE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[Additional language to be inserted for Notes issued with original issue discount for purposes of Sections 1272, 1273 and 1275 of the United States Internal Revenue Code of 1986, as amended:] [THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED. THE ISSUE PRICE, ORIGINAL ISSUE DATE, TOTAL AMOUNT OF OID AND YIELD TO MATURITY OF THE NOTE MAY BE OBTAINED BY CONTACTING THE TAX DIRECTOR AT MASTEC, INC., 800 S. DOUGLAS ROAD, 12TH FLOOR, CORAL GABLES, FLORIDA, 33134.]

CUSIP No.[   ]1

ISIN No. [   ]2

5.900% Senior Notes due 2029

No. ____	[Initially ] $__________

MASTEC, INC.

promises to pay to [   ][CEDE & CO.], or its registered assigns, the principal sum [of   United States Dollars] [set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto]

Interest Payment Dates: June 15 and December 15, commencing [    ]3

Additional provisions of this Note are set forth on the other side of this Note.

Record Dates: June 1 and December 1

Dated:

MASTEC, INC.

By:
Name:
Title:

[1]	576323AT6 for Initial Notes
[2]	US576323AT63 for Initial Notes
[3]	To be December 15, 2024 for the Initial Notes

Dated:

This is one of the Notes referred to in the within-mentioned Indenture: U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Signatory

[Reverse of Note]

5.900% Senior Notes due 2029

Capitalized terms used herein but not defined have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1) INTEREST. (a) MasTec, Inc., a Florida corporation (the “Company”), promises to pay interest on the principal amount of this Note at 5.900% per annum from [   ]4 until maturity. Interest on the Notes will be payable semiannually in arrears on June 15 and December 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance, until the principal hereof is due. The first Interest Payment Date shall be [   ]5. The Company will pay interest on overdue principal at the rate borne by the Notes, and it shall pay interest on overdue installments of interest at the same rate borne by the Notes to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

(b) The interest rate payable on the Notes will be subject to adjustment from time to time if either Moody’s or S&P (or, in either case, a Substitute Rating Agency) downgrades (or subsequently upgrades) its rating assigned to the Notes, as set forth below.

If the rating of the Notes from one or both of Moody’s or S&P (or, if applicable, any Substitute Rating Agency) is decreased to a rating set forth in either of the immediately following tables, the interest rate on the Notes will increase from the interest rate set forth in Section 1(a) hereof by an amount equal to the sum of the percentages per annum set forth in the following tables opposite those ratings:

Moody’s Rating*	Percentage
Ba1	0.25%
Ba2	0.50%
Ba3	0.75%
B1 or below	1.00%

S&P Rating*	Percentage
BB+	0.25%
BB	0.50%
BB-	0.75%
B+ or below	1.00%

*	Including the equivalent ratings of any Substitute Rating Agency

For purposes of making adjustments to the interest rate on the Notes, the following rules of interpretation will apply:

[4]	To be June 10, 2024 for the Initial Notes.
[5]	To be December 15, 2024 for the Initial Notes.

(1)

If at any time less than two Rating Agencies provide a rating on the Notes for reasons not within our control (i) we will use commercially reasonable efforts to obtain a rating on the Notes from a Substitute Rating Agency for purposes of determining any increase or decrease in the interest rate on the Notes pursuant to the tables above, (ii) such Substitute Rating Agency will be substituted for the last Rating Agency to provide a rating on the Notes but which has since ceased to provide such rating, (iii) the relative ratings scale used by such Substitute Rating Agency to assign ratings to senior unsecured debt will be determined in good faith by an independent investment banking institution of national standing appointed by the Company and, for purposes of determining the applicable ratings included in the applicable table above with respect to such Substitute Rating Agency, such ratings shall be deemed to be the equivalent ratings used by Moody’s or S&P, as applicable, in such table, and (iv) the interest rate on the Notes will increase or decrease, as the case may be, such that the interest rate equals the interest rate with respect to the Notes set forth on the cover page of the Prospectus Supplement plus the appropriate percentage, if any, set forth opposite the rating from such Substitute Rating Agency in the applicable table above (taking into account the provisions of clause (iii) above) (plus any applicable percentage resulting from a decreased rating by the other Rating Agency);

(2)

for so long as only one Rating Agency (or Substitute Rating Agency, if applicable) provides a rating on the Notes, any increase or decrease in the interest rate on the Notes as a result of a reduction or increase in the rating by that Rating Agency shall be twice the applicable percentage set forth in the applicable table above;

(3)

if both Rating Agencies cease to provide a rating of the Notes for any reason, and no Substitute Rating Agency has provided a rating on the Notes, the interest rate on the Notes will increase to, or remain at, as the case may be, 2.00% per annum above the interest rate on the Notes set forth on the cover page of the Prospectus Supplement;

(4)

if Moody’s or S&P ceases to rate the Notes or make a rating of the Notes publicly available for reasons within our control, we will not be entitled to obtain a rating from a Substitute Rating Agency and the increase or decrease in the interest rate on the Notes shall be determined in the manner described above as if either only one or no Rating Agency provides a rating on the Notes, as the case may be;

(5)

each interest rate adjustment required by any decrease or increase in a rating as set forth above, whether occasioned by the action of Moody’s or S&P (or, in either case, any Substitute Rating Agency), shall be made independently of (and in addition to) any and all other interest rate adjustments occasioned by the action of the other Rating Agency;

(6)

in no event will (i) the interest rate on the Notes be reduced to below the interest rate on the Notes set forth on the cover page of the Prospectus Supplement or (ii) the total increase in the interest rate on the Notes exceed 2.00% above the interest rate payable on the Notes set forth in Section 1(a) hereof ; and

(7)	subject to clauses (3) and (4) above, no adjustment in the interest rate on the Notes shall be made solely as a result of a Rating Agency ceasing to provide a rating of the Notes.

If at any time the interest rate on the Notes has been adjusted upward and either of the Rating Agencies subsequently increases its rating of the Notes, the interest rate on the Notes will again be adjusted (and decreased, if appropriate) such that the interest rate on the Notes equals the original interest rate payable on the Notes prior to any adjustment plus (if applicable) an amount equal to the sum of the percentages per annum set forth opposite the ratings in the tables above with respect to the ratings assigned to the Notes (or deemed assigned) at that time, all calculated in accordance with the rules of interpretation set forth above. If Moody’s or any Substitute Rating Agency subsequently increases its rating on the Notes to “Baa3” (or its equivalent if with respect to any Substitute Rating Agency) or higher and S&P or any Substitute Rating Agency subsequently increases its rating on the Notes to “BBB-” (or its equivalent if with respect to any Substitute Rating Agency) or higher, the interest rate on the Notes will be decreased to the interest rate on the Notes prior to any adjustments made pursuant to this Section 1(b).

Any interest rate increase or decrease described above will take effect from the first day of the interest period following the period in which a rating change occurs requiring an adjustment in the interest rate. If either Rating Agency changes its rating of the Notes more than once during any particular interest period, the last such change by such Rating Agency to occur will control in the event of a conflict for purposes of determining any increase or decrease in the interest rate with respect to the Notes.

The interest rate on the Notes will permanently cease to be subject to any adjustment described above (notwithstanding any subsequent decrease in the ratings by either Rating Agency) if the Notes become rated “Baa2” or higher by Moody’s (or its equivalent if with respect to any Substitute Rating Agency) and “BBB” or higher by S&P (or its equivalent if with respect to any Substitute Rating Agency), in each case with a stable or positive outlook.

If the interest rate on the Notes is increased as described above, the term “interest,” as used with respect to the Notes, will be deemed to include any such additional interest unless the context otherwise requires.

Promptly upon determination that an adjustment to the interest rate on the Notes is required, we will inform the Trustee in writing of the occurrence of such adjustment and the interest rate payable for the next interest period. Absent manifest error, the determination of the interest rate by the Company shall be binding and conclusive on the holders, the Trustee and the Company.

The Trustee shall not be responsible for and makes no representation as to any act or omission of any Rating Agency or any rating with respect to the Notes or the selection of a Substitute Rating Agency. The Trustee shall have no obligation to independently determine or verify if any event has occurred or notify the holders of any event dependent upon the rating of the Notes, or if the rating on the Notes has been changed, suspended or withdrawn by any Rating Agency.

(2) METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the June 1 and December 1 immediately preceding the Interest Payment Date (each, a “Record Date”), as the case may be, even if such Notes are canceled after such Record Date and on or before such Interest Payment Date, except as provided in Section 307 of the Base Indenture with respect to defaulted interest. If a Holder has given wire transfer instructions to the Company, the Company will remit all principal, interest and premium, if any, on that Holder’s Notes in accordance with such instructions. All other payments on the Notes will be made at the office or agency of the Paying Agent unless the Company elects to make interest payments by mailing a check to the registered address of each Holder thereof. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3) PAYING AGENT AND REGISTRAR. Initially, U.S. Bank Trust Company, National Association, as the Trustee, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

(4) INDENTURE. The Company issued the Notes under an Indenture dated as of June 5, 2009 (the “Base Indenture”), as supplemented by the Twenty-First Supplemental Indenture, dated as of June 10, 2024 (the “Supplemental Indenture” and the Base Indenture as so supplemented by the Supplemental Indenture, the “Indenture”) between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. The Notes are subject to all the terms and provisions of the Indenture, and Holders are referred to the Indenture and the TIA for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

The Notes are general senior unsecured obligations of the Company. This Note is one of the Notes referred to in the Indenture. The Notes include the Initial Notes and any Additional Notes. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, create or incur Liens and enter into Sale/Leaseback Transactions. The Indenture also imposes limitations on the ability of the Company to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of its assets.

(5) OPTIONAL REDEMPTION.

(a) Prior to May 15, 2029 (the “Par Call Date”), the Company may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points less (b) interest accrued to, but excluding, the redemption date, and

(2) 100% of the principal amount of the Notes to be redeemed,

plus, in either case, accrued and unpaid interest on the principal amount being redeemed to, but excluding, the redemption date.

(b) On or after the Par Call Date, the Company may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest on the principal amount being redeemed to, but excluding, the redemption date.

(6) MANDATORY REDEMPTION. The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

(7) NOTICE OF REDEMPTION. At least 10 days but not more than 60 days before a redemption date, the Company will mail or cause to be mailed, by first class mail, or electronically delivered (or otherwise transmitted in accordance with the Applicable Procedures), a notice of redemption to the Trustee and each Holder whose Notes are to be redeemed at its registered address (or otherwise transmitted in accordance with the Applicable Procedures), except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. Notes and portions of Notes selected will be in principal amounts of $2,000 or integral multiples of $1,000 in excess thereof; provided that no Notes of $2,000 in principal amount or less will be redeemed in part. Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

Any notice may, at the Company’s discretion, be subject to the satisfaction or waiver of one or more conditions precedent. In that case, such notice shall state the nature of such conditions precedent, and, if applicable, state that the redemption date may be delayed until the conditions are satisfied or that, if the conditions are not satisfied, such redemption may not occur and the notice may be rescinded.

(8) REPURCHASE AT THE OPTION OF HOLDER.

Upon the occurrence of a Change of Control Triggering Event, each Holder of the Notes will have the right to require the Company to purchase all or a portion (equal to $2,000 or whole multiples of $1,000 in excess thereof) of such Holder’s Notes at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to (but excluding) the date of purchase, subject to the right of holders of Notes on the relevant Record Date to receive interest due on the relevant Interest Payment Date. Within 30 days following the date upon which the Change of Control Triggering Event occurred or, at the Company’s option, prior to any Change of Control but after the public announcement of the pending Change of Control, the Company will send, by first class mail (or with respect to Global Notes, to the extent permitted or required by the Applicable Procedures, send electronically) a notice to each Holder of Notes, with a copy to the Trustee, which notice will govern the terms of the Change of Control Offer.

(9) DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in minimum denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. Neither the Company nor the Registrar is required to exchange or register the transfer of any Note selected for redemption in whole or in part, except for the unredeemed portion of any Note being redeemed in part. Also, neither the Company nor the Registrar is required to issue, exchange or register the transfer of any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Paragraph 5 and ending at the close of business on the day of selection, and neither the Company nor the Registrar is required to exchange or register the transfer of any Note during the period between a Record Date and the next succeeding Interest Payment Date.

(10) PERSONS DEEMED OWNERS. The registered Holder of a Note shall be treated as its owner for all purposes.

(11) AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture and the Notes may be amended or supplemented, and the rights and obligations thereunder may be waived, each in accordance with Article 9 of the Supplemental Indenture.

(12) DEFAULTS AND REMEDIES. The Event of Defaults of Default relating to the Notes are defined in Section 6.01 of the Supplemental Indenture. Upon the occurrence of an Event of Default relating to the Notes, the rights and obligations of the Company, the Trustee and the Holders of Notes shall be as set forth in the applicable provisions of the Indenture.

(13) TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

(16) NO RECOURSE AGAINST OTHERS. No recourse for the payment of the principal of, premium, if any, or interest on this Note or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of any obligor in the Indenture or this Notes or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, stockholder, officer (including, without limitation any Officer), director, employee or controlling person of the Company or any of its Subsidiaries or of any successor Person thereof. Each Holder, by accepting this Note, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Note. Such waiver may not be effective to waive liabilities under the federal securities laws.

(17) AUTHENTICATION. This Note will not be valid until authenticated by the manual or electronic signature of the Trustee or an authenticating agent.

(18) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(19) CUSIP NUMBERS, ISINS. The Company has caused CUSIP numbers and ISINs to be printed on the Notes, and the Trustee may use CUSIP numbers and ISINs in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

(20) GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

MasTec, Inc.

800 S. Douglas Road, 12th Floor

Coral Gables, Florida 33134

E-mail: albert.cardenas@mastec.com

Attention: Albert de Cardenas

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to :

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date: _______________

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.07 of the Indenture, check the box below:

☐

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.07 of the Indenture, state the amount you elect to have purchased:

$_________

Date: _______________

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount at Maturity of this Global Note	Amount of increase in Principal Amount at Maturity of this Global Note	Principal Amount at Maturity of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian